Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-162999) of Talecris Biotherapeutics Holdings Corp. and its subsidiaries of our report dated February 23, 2011 relating to the financial statements, financial statement schedule and effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

February 23, 2011